Exhibit 10.1.3

Amendment No. 1 to Amended and Restated 1994 Stock Option Plan

Background: IntriCon Corporation (the “Company”) has adopted an Amended and Restated 1994 Stock Option Plan (the “Plan”). The Board of Directors has approved this Amendment No.1 (“Amendment”) to the Plan to offer to amend the Options listed on Exhibit A to: (i) add a provision permitting the payment of the exercise price by the transfer of shares of the Company’s Common Stock owned by the Optionee (whether physically or by the attest method) and (b) add a provision permitting the exercise of the Options using the pyramid method. All defined terms used and not defined herein shall have the meaning set forth in the Plan.

          Intending to be legally bound, the Plan is amended as follows:

          1.          The Plan is amended to permit the exercise of Options listed on Exhibit A as described in Amendment No. 1 to Option Agreements in the Form attached hereto as Exhibit B.

          2.          The Company shall offer to amend the Option Agreements of the Optionees listed in Exhibit A as set forth in Amendment No. 1 to Option Agreements in the Form attached hereto as Exhibit B; provided, however, that only those Option Agreements with Optionees who agree to such Amendment shall be so amended.

          3.          Except as set forth herein, the Plan shall remain in full force and effect in accordance with its terms.

          Executed as of November 10, 2010.

INTRICON CORPORATION

By: /s/ Mark S. Gorder
Print name Mark S. Gorder
Print title CEO

Exhibit A – Outstanding Options

Name	Grant Date	Number of Outstanding Options

M. Gorder	12/19/00	50,000

D. Gonsior	12/19/00	5,000

M. Geraci	12/19/00	7,000

C. Conger	12/19/00	4,000

G. Gruenhagen	12/19/00	4,000

W. Hokkanen	12/19/00	2,750

R. Aarthun	12/19/00	4,000

Exhibit B - Amendment No. 1 to Option Agreement

          Background:          The optionee named below (“Optionee”) and IntriCon Corporation (the “Company”) are parties to an Option Agreement dated as of the date set forth below and issued pursuant to the Amended and Restated 1994 Stock Option Plan (the “Plan”) and desire to amend the Option Agreement to provide for additional methods of exercising the option and paying the exercise price. All defined terms used and not defined herein shall have the meaning set forth in the Plan.

          Intending to be legally bound, the Option Agreement is amended as follows:

          1          In addition to paying the purchase price of the Option in cash or its equivalents, the Option may be exercised by transferring to the Company shares of the Company’s Common Stock owned by the Optionee (whether physically or by the attest method). In the event that the Optionee uses this method, the shares so transferred shall be valued at the closing price of the Company’s Common Stock as reported on the Nasdaq Stock Market on the date that the option is exercised.

          2.          In addition to paying the purchase price in cash or its equivalents, the option may be exercised by the pyramid method by which the Optionee may elect to pay the purchase price of one share of Common Stock in cash and thereafter exchange such share for additional, subsequent exercises of the option, until the option is exercise in full. In the event that the option is exercised using this method, the number of shares to be delivered to the Optionee, after the payment of the exercise price of one share and the exchange of such share with the Company, shall be calculated as follows:

X=	(Y-1)(A-B) + C
A

          Where

          X =          The number of share of common stock to be issued to the Optionee.

          Y =          The number of shares of Common Stock purchasable under the Option or, if only a portion of the Option is being exercised, the number of shares of Common Stock being exercised (at the date of such calculation).

          A =          The closing price of one (1) share of the Company’s Common Stock as reported on the Nasdaq Stock Market on the date that the Option is exercised.

          B =          The exercise price of the Option for one (1) share of the Company’s Common Stock.

          C =          The fair market value (determined as provided in A above) of one share of the Company’s Common Stock which was purchased by the Optionee upon the initial exercise of the Option in cash or its equivalent and exchanged by the Optionee.

          3.          The Company shall pay cash to the Optionee in lieu of issuing fractional shares.

          4.          Except as set forth herein, the Option Agreement shall remain in full force and effect in accordance with its terms.

          5.          This Amendment may be signed in counterparts.

          Executed as of November __, 2010.

INTRICON CORPORATION	OPTIONEE:	Date of Option Agreement:

By:	By:	December 19, 2000

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